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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FOUNTAIN POWERBOAT INDUSTRIES, INC.

Post Office Drawer 457

1653 Whichard’s Beach Road

Washington, North Carolina 27889

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Fiscal 2009 Annual Meeting of Shareholders of Fountain Powerboat Industries, Inc. will be held at 10:00 a.m. on Tuesday, November 18, 2008, at our headquarters located at 1653 Whichard’s Beach Road, Washington, North Carolina.

The purposes of the meeting are:

1. Election of Directors. To elect seven directors for one-year terms;

2. Ratification of Appointment of Independent Accountants. To consider a proposal to ratify the appointment of Gregory & Associates, LLC as our independent public accountants for Fiscal 2009; and

3. Other Business. To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, if you are the record holder of your shares of our common stock, we ask that you appoint the Proxies named in the enclosed proxy statement to vote your shares for you by signing and returning the enclosed proxy card even if you plan to attend the Annual Meeting. If your shares are held in “street name” by a broker or other nominee, we ask that you follow your broker’s or nominee’s directions and give it instructions as to how it should vote your shares. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign a proxy card, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed proxy statement and form of appointment of proxy are being mailed to our shareholders on or about October 14, 2008.

By Order of the Board of Directors

Roger F. Scott
Corporate Secretary

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY CARD IS APPRECIATED.

FOUNTAIN POWERBOAT INDUSTRIES, INC.

Post Office Drawer 457

1653 Whichard’s Beach Road

Washington, North Carolina 27889

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This proxy statement is dated October 6, 2008, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the Fiscal 2009 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at our headquarters located at 1653 Whichard’s Beach Road, Washington, North Carolina, at 10:00 a.m. on Tuesday, November 18, 2008.

In this proxy statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to Fountain Powerboat Industries, Inc. The term “Fountain” refers to our operating subsidiary, Fountain Powerboats, Inc.

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our common stock will consider and vote on proposals to:

●	elect seven directors for one-year terms (see “Proposal 1: Election of Directors” on page 4);

●	ratify the appointment of Gregory & Associates, LLC as our independent accountants for Fiscal 2009 (see “Proposal 2: Ratification of Appointment of Independent Accountants” on page 16); and

●	transact any other business properly presented for action at the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” the election of each of the seven nominees for director named in this proxy statement and “FOR” Proposal 2 to ratify the appointment of our independent accountants.

How You Can Vote at the Annual Meeting

If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in one of the following ways:

●	you can sign and return an appointment of proxy (a proxy card) in the form enclosed with this proxy statement (or validly appoint another person to vote your shares for you); or

●	you can attend the Annual Meeting and vote in person.

If your shares of our common stock are held for you in “street name” by a broker or other nominee, then the broker or nominee is the record holder of your shares and is required to vote them for you. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares. Brokers and other nominees who hold shares in street name for their clients typically have the authority to vote the shares on “routine” proposals, such as the election of directors, when they have not received instructions from beneficial owners of the shares. However, without specific voting instructions from beneficial owners, brokers and nominees generally are not allowed to exercise their voting discretion on non-routine matters.

Solicitation and Voting of Proxy Cards

The proxy card included with this proxy statement provides for you to name two of our officers, Irving L. Smith and Roger F. Scott, or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. Please sign and date your proxy card and return it in the enclosed envelope so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, the shares of our common stock you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card but do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the seven nominees for director named in Proposal 1 below, and “FOR” Proposal 2 discussed in this proxy statement. If you do not return a proxy card, the Proxies will not have authority to vote for you and shares you hold of record will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card will give the Proxies the discretionary authority to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, your proxy card will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.

Revocation of Appointment of Proxy; How You Can Change Your Vote

If you are the record holder of your shares and you sign and return a proxy card and later wish to revoke the authority or to change the voting instructions you gave the Proxies, you can do so at any time before the voting takes place at the Annual Meeting. To change the voting instruction you gave the Proxies, you should sign and submit a proxy card dated after the date of your original proxy card and containing your new instructions. The Proxies will follow the last voting instruction they receive from you before the Annual Meeting.

If your shares are held in “street name” and you want to change the voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

To revoke your proxy card:

●	you should give our Corporate Secretary a written notice that you want to revoke your proxy card; or

●

you can attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card and vote your shares in person. Your attendance at the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card.

Expenses and Method of Solicitation

We will pay all costs of soliciting proxy cards for the Annual Meeting, including costs of preparing and mailing this proxy statement. We are requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we will reimburse those persons for their expenses in doing so. In addition to solicitation using the mail, Fountain’s and our directors, officers and employees may solicit proxy cards, personally or by telephone or other methods of communication, but they will not receive any additional compensation from us for doing so.

In connection with the solicitation of proxy cards for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation, that is not contained in this proxy statement. If anyone gives you any other information or makes any other representation to you, you should not rely on it as having been authorized by us.

Record Date and Voting Securities

The close of business on October 6, 2008, is the “Record Date” we are using to determine which of our shareholders are entitled to receive notice of and to vote at the Annual Meeting and how many shares they are entitled to vote. Our voting securities are the 4,361,184 shares of our common stock which were outstanding and eligible to be voted on the Record Date. You must have been a record holder of our common stock on that date in order to vote at the meeting.

Quorum and Voting Procedures

A quorum must be present for business to be conducted at the Annual Meeting. For all matters to be voted on at the meeting, a quorum will consist of a majority of the outstanding shares of our common stock. Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you return a valid proxy card or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker “non-votes” also will be counted in determining whether there is a quorum. Broker “non-votes” will occur if your shares are held by a broker and are voted on one or more matters at the meeting but are not voted by the broker on a “non-routine” matter because you have not given the broker voting instructions on that matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

You may cast one vote for each share you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. You may not cumulate your votes in the election of directors.

Votes Required for Approval

Under our Articles of Incorporation, nominees must receive a majority of the votes cast in the election of directors in order to be elected. Subject to that requirement, in the election of directors at the Annual Meeting the seven nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it. Abstentions and broker non-votes will have no effect in the voting for directors or on Proposal 2.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Bylaws provide that:

●

our Board of Directors consists of not less than three nor more than 25 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and

●	our directors are elected each year at the Annual Meeting for terms of one year or until their successors have been duly elected and qualified.

Nominees

The number of members of our Board of Directors currently is set at seven. Based on the recommendations of our Nominations Committee, our current directors named in the table below have been nominated by our Board of Directors for reelection at the Annual Meeting for new terms.

Name and Age	Position(s) With Us and Fountain (2)	Year First Elected (3)	Principal Occupation and Business Experience for Past Five Years

Reginald M. Fountain, Jr. (68)	Chairman, President and Chief Executive Officer	1979	Our Chief Executive Officer

Craig F. Goess (54)	Director	2007	Owner, General Manager and President, Greenville Toyota and Toyota of New Bern (auto dealerships), Greenville, NC

Guy L. Hecker, Jr. (1) (76)	Director	2000	Retired; from 1982 to 2004, served as President, Stafford, Burke & Hecker, Inc.; (high technology consultants), Alexandria, VA

David C. Miller (57)	Director	2002	Owner, David C. Miller, CPA/ABV (certified public accountant and business valuation practice), Greenville, NC

Anthony J. Romersa (63)	Director	2005

Retired; served as our and Fountain’s Executive Vice President and Chief Operating Officer

from 1998 to 2002; from 1986 to 1998, served as Director of Planning - Marine Operations with Brunswick Corp., Lake Forest, IL

Anthony A. Sarandes (61)	Director	2005	Retired; from 2001 - 2007, served as Chairman and consultant to Equiflor Corporation, Miami, FL (grower, importer and distributor of fresh flowers); from 1986 to 2001, served as Chief Executive Officer of Equiflor Corporation

Mark L. Spencer (52)	Director	1992	Owner, Spencer Communications (advertising and public relations firm), Montrose, CA

(1)	Mr. Hecker also serves as a director of 8x8, Inc., a public company headquartered in Santa Clara, CA, which develops, manufactures and markets telecommunications equipment.
(2)	Listings of the members of committees of our Board are below under the heading “Committees of Our Board.”
(3)	The term “Year First Elected” refers to the calendar year in which each individual first became our director or, in Mr. Fountain’s case, when he first became a director of Fountain prior to our organization.

Our Board of Directors recommends that you vote “FOR” each of the seven nominees named above.

The seven nominees receiving the highest numbers of votes will be elected, provided that each nominee receives a majority of the votes cast in the election of directors.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors periodically reviews transactions, relationships and other arrangements involving our directors and determines which directors it considers to be “independent.” In making those determinations, the Board applies the independence criteria contained in the listing requirements of The American Stock Exchange (“Amex”). Beginning in Fiscal 2009, the Board has directed our Corporate Governance Committee to assess each outside director’s independence and report its findings to the Board in connection with the Board’s periodic determinations, and to monitor the status of each director on an ongoing basis and inform the Board of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment. The following table lists persons who served as directors during Fiscal 2008, and all nominees for election as directors at the Annual Meeting, who our Board believes were, or will be, “independent” directors under Amex’s criteria.

George L. Deichmann III (1)	Craig F. Goess	Anthony A Sarandes
Guy L. Hecker, Jr.	David C. Miller	Mark L. Spencer
Anthony J. Romersa

(1) Mr. Deichmann resigned from the Board of Directors during August 2007.

In addition to the specific Amex criteria, in assessing the independence of each director the Board considers whether it believes any other transactions, relationships, arrangements or other factors could impair the director’s ability to exercise independent judgment. In its determination that the above directors are independent, those other factors considered by the Board included the purchase of a boat by Mr. Goess as described below under the caption “Transactions with Related Persons,” as well as (1) the provision of personal accounting services by Mr. Miller’s firm to our Chairman, Reginald M. Fountain, Jr., and certain of his separate business interests; (2) Mr. Romersa’s service as Fountain’s Executive Vice President and Chief Operating Officer until August 2002, and his consulting services for Fountain during Fiscal 2002 and 2003; and (3) financial contributions by one of Mr. Sarandes’ business interests to Fountain’s offshore racing program (which totaled $28,000 during Fiscal 2007).

Executive Sessions of Independent Directors

From time to time, in conjunction with a regular Board meeting, or at other times at their discretion, our independent directors meet separately, in executive sessions, without management or non-independent directors. Two such executive sessions were held during Fiscal 2008.

Attendance by Directors at Meetings

Board of Director Meetings. Fountain’s and our Boards of Directors meet jointly. During Fiscal 2008, the Boards met five times, and each director attended 75% or more of the aggregate number of meetings of the Boards and any committees on which he served.

Annual Meetings. Our Board of Directors recognizes that directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders, and our directors are strongly encouraged to attend each Annual Meeting whenever possible. One of our directors attended our last Annual Meeting which was held during November 2007.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Corporate Secretary at:

Fountain Powerboat Industries, Inc.

Attention: Corporate Secretary

1653 Whichard’s Beach Road

PO Drawer 457

Washington, NC 27889

You also may send communications by email to directors@fountainpowerboats.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and, with the exception of communications our Corporate Secretary considers to be unrelated to our business, forwarded to the intended recipients. Copies of communications from a customer of Fountain relating to a specific product, purchase, warranty claim or other such matter will be forwarded to the department or division that is most closely associated with the subject of the communication.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics which applies to our directors and executive officers and, among other things, is intended to promote:

●	honest and ethical conduct;

●	the ethical handling of actual or apparent conflicts of interests between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosures in reports and documents that we file with the Securities and Exchange Commission;

●	compliance with governmental laws, rules and regulations; and

●	prompt internal reporting of violations of the Code to the Board’s Audit Committee.

We have established a means by which officers, employees, customers, suppliers, shareholders or others may submit confidential and anonymous reports regarding illegal or unethical behavior, violations of the Code, or accounting or auditing concerns about our company or any of our officers or other employees. Reports may be made by telephone to our Employee Conduct Hotline at (800) 853-9099, or they may be sent by mail addressed to the Chairman of our Audit Committee at:

Fountain Powerboat Industries, Inc.

1653 Whichard’s Beach Road

PO Drawer 457

Washington, NC 27889

A copy of the Code is posed on Fountain’s Internet website at www.fountainpowerboats.com.

COMMITTEES OF OUR BOARD

General

Our Board of Directors has four independent, standing committees that assist the Board in oversight and governance matters. They are the Audit Committee, Nominations Committee, Compensation Committee and Corporate Governance Committee. Each committee operates under a written charter approved by the Board that sets out its composition, authority, duties and responsibilities. We believe that each member of those committees is an “independent director” as that term is defined by Amex’s listing standards. Copies of the current charters of those Committees are posted on Fountain’s Internet website at www.fountainpowerboats.com. The current members of each committee are listed in the following table, and the function of and other information about each committee is described in the paragraphs below.

Audit Committee	Nominations Committee	Compensation Committee	Corporate Governance Committee
David C. Miller Chairman	Guy L. Hecker, Jr. Chairman	Craig F. Goess Chairman	Anthony J. Romersa Chairman
Guy L. Hecker, Jr.	Anthony J. Romersa	Anthony A. Sarandes	Guy L. Hecker, Jr.
Anthony J. Romersa	Mark L. Spencer	Mark L. Spencer	Craig F. Goess
David C. Miller

Audit Committee

Function. Our Audit Committee is a joint committee of Fountain’s and our Boards of Directors. Under its charter, and among its other duties, the Committee is responsible for:

●	selecting our independent accountants each year and approving their compensation and the terms of their engagement;

●	approving services proposed to be provided by the independent accountants; and

●	monitoring and overseeing the quality and integrity of our accounting and financial reporting process and systems of internal controls.

The Committee reviews various reports from our independent accountants (including its annual report on our audited consolidated financial statements) and reports we file under the Securities Exchange Act of 1934, and it oversees our internal audit program. The Committee met three times during 2008.

Audit Committee Financial Expert. Mr. Miller, the Chairman of the Audit Committee, is a certified public accountant with over 27 years of experience in public accounting. Our Board of Directors believes that Mr. Miller is an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission.

Audit Committee Report

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for Fiscal 2008, the Audit Committee has:

●	reviewed our audited consolidated financial statements for Fiscal 2008 and discussed them with management;

●	discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

●	received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1; and

●	discussed the independence of our accountants with the accountants.

Based on the above reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2008 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee:

David C. Miller	Guy L. Hecker, Jr.	Anthony J. Romersa

Nominations Committee

Our Nominations Committee is a committee of our Board. Under its written charter, and among its other duties and responsibilities assigned from time to time by the Board, the Committee identifies individuals who are qualified to become directors and recommends candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board. The Committee met once during Fiscal 2008.

The Committee’s charter provides that it identify and recommend individuals who have personal and professional integrity, who demonstrate ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. From time to time the Committee may develop other criteria or minimum qualifications for use in identifying and evaluating candidates. In identifying candidates to be recommended to the Board of Directors, the Committee considers incumbent directors and candidates suggested by our management or other directors. The Committee has not used the services of a third-party search firm. The Committee also will consider candidates recommended by shareholders. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Nominations Committee

Fountain Powerboat Industries, Inc.

1653 Whichard’s Beach Road

PO Drawer 457

Washington, NC 27889

Each recommendation should be accompanied by the following:

●

the full name, address and telephone number of the person making the recommendation, a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of our shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

●

the full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our shares, any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit that the person making the recommendation believes the candidate would provide as a director;

●

a statement signed by the candidate that he or she is aware of the recommendation, consents to being recommended to the Committee, and will provide information the Committee may request in connection with its evaluation of candidates;

●	a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any areas of particular expertise;

●

information regarding any business or personal relationships between the candidate and any of our or Fountain’s customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company or affiliated companies, and any transactions between the candidate and us or our affiliated companies; and

●

any information in addition to the above regarding the candidate that would be required to be included in our proxy statement pursuant to the SEC’s Regulation 14A (including without limitation information regarding legal proceedings in which the candidate has been involved within the past five years).

In order to be considered by the Committee in connection with its recommendations of candidates for selection as nominees for election at an Annual Meeting, a shareholder’s recommendation must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s Annual Meeting. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things, (1) candidates’ business, personal and educational background and experience, community leadership, independence, geographic location within our markets, and their other qualifications, attributes and potential contributions; (2) the past and future contributions of our current directors, and the value of continuity and prior Board experience; (3) the existence of one or more vacancies on the Board; (4) the need for a director possessing particular attributes or particular experience or expertise; (5) the role of directors in our business development activities; and (6) other factors that it considers relevant, including any specific qualifications the Committee adopts from time to time.

The Nominations Committee recommended to our Board of Directors that our incumbent directors be nominated for reelection at the Annual Meeting for new terms.

Compensation Committee

Function. Our Compensation Committee is a joint committee of Fountain’s and our Boards of Directors. The Committee met once during Fiscal 2008.

Under its charter, and in addition to other duties that may be assigned to it from time to time by the Boards, the Committee reviews and provides overall guidance to the Boards regarding our executive and director compensation and benefit programs and makes recommendations to the Boards regarding:

●	cash and other compensation paid or provided to our and Fountain’s Chief Executive Officer and other executive officers;

●	the adoption of new compensation or benefit plans, or changes in existing plans, under which compensation or benefits are or will be paid or provided to those persons; and

●	cash and other compensation paid or provided to other officers and employees, either individually or in the aggregate, as the Boards request from time to time.

In performing its duties, the Committee may, if it considers it appropriate, delegate any of its responsibilities to a subcommittee. However, any subcommittee must be composed entirely of independent directors. The Committee is authorized to use the services of outside compensation consultants or its own separate legal counsel, but it did not do so during Fiscal 2008. The Committee is authorized to conduct investigations, and to request and consider any information (from management or otherwise) that it believes is necessary, relevant or helpful in its deliberations and in making its recommendations. It may rely on information provided by management without further verification. Under its charter, however, when the Committee takes action, it should exercise independent judgment on an informed basis and in a manner it considers to be in the best interests of our shareholders. In connection with matters relating to the compensation of executive officers other than our Chief Executive Officer, the Committee considers information provided by our Chief Executive Officer about the individual performance of those other officers and his recommendations as to their compensation. After receiving the Committee’s recommendations, the Board makes all final decisions regarding compensation matters.

Corporate Governance Committee

Our Corporate Governance Committee is a committee of our Board of Directors. The Committee met once during Fiscal 2008. Among its other duties and responsibilities assigned by the Board from time to time, the Committee:

●	reviews transactions between us and Fountain and our related persons for potential conflict of interest situations and approves those transactions;

●	makes recommendations to the Board from time to time regarding the functions of the various committees of the Board;

●

assesses the performance of the Board in meeting its corporate governance responsibilities, and makes recommendations to the Board on matters of Board policies and practices, corporate governance practices, and proposals of shareholders relating to corporate governance matters; and

●	beginning in Fiscal 2009, monitors and periodically assesses the independence of our outside directors.

EXECUTIVE OFFICERS

We consider our two officers listed below to be our and Fountain’s current executive officers.

Reginald M. Fountain, Jr., age 68, serves as our and Fountain’s Chairman, Chief Executive Officer and President. He founded Fountain during 1979 and became our Chief Executive Officer upon our acquisition of Fountain during 1986.

Irving L. Smith, age 65, was appointed to serve as our and Fountain’s Chief Financial Officer during March 2003. He had served as our Director for Information Technology from March 2001 through February 2003. Previously, he was President and owner of ISA Group, Inc., a financial, manufacturing and information technology consulting firm.

Until his resignation effective August 22, 2008, R. David Knight, age 51, had served as our and Fountain’s President since July 2006. He was first employed in September 2004 as Fountain’s Executive Vice President of Business Development. Previously, he served as Vice President of Invensys, where he had been employed for 12 years. That company engaged in energy services automation, controls and process solutions.

EXECUTIVE COMPENSATION

Summary

The following table shows the cash and other compensation paid or provided to or deferred by our named executive officers for our fiscal years ended June 30, 2008 and 2007. Our executive officers are compensated by Fountain for their services as its officers, and they receive no separate salaries or other cash compensation from us for their services as our officers. Mr. Fountain’s and Mr. Knight’s employment agreements are described below under the caption “Employment Agreements.” Mr. Smith is employed on an “at will” basis and subject to reelection as an officer each year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary (3)	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total

Reginald M. Fountain (1) Chairman and CEO	2008	$520,000	$-0-	-0-	$-0-	$-0-	$3,083	$523,083
	2007	470,961	-0-	-0-	-0-	-0-	2,456	473,417

R. David Knight (2) President	2008	208,000	-0-	-0-	-0-	-0-	-0-	208,000
	2007	208,000	-0-	-0-	-0-	-0-	-0-	208,000

Irving L. Smith Chief Financial Officer	2008	300,000	-0-	-0-	-0-	-0-	9,006	309,006
	2007	300,000	-0-	-0-	-0-	-0-	6,879	306,879

(1)	Mr. Fountain is a member of our and Fountain’s Boards of Directors, but he does not receive additional compensation for service as a director.
(2)	Mr. Knight resigned effective August 22, 2008.
(3)	Includes the amount of salary, if any, deferred at each officer’s election under our Section 401(k) plan.
(4)	The listed amounts for Fiscal 2008 and 2007 consist of:

—	for Mr. Fountain, premiums for family medical insurance coverage not generally provided to other employees; and

—	for Mr. Smith, matching contributions made by Fountain under its Section 401(k) plan.

From time to time our executive officers receive various perquisites or personal benefits. None of the named executive officers received personal benefits during Fiscal 2008 for which our estimated aggregate incremental cost exceeded $10,000, and the amounts of those benefits are not included in the table. We also provide our officers with group life, health, medical and other insurance coverages that are generally available to all salaried employees, and the cost of that insurance is not included in the Summary Compensation Table.

Employment Agreements

Mr. Fountain. Reginald M. Fountain, Jr. is employed by Fountain under an employment agreement entered into during 1989. The agreement provides for:

●	automatic renewal at the end of each year for an additional one-year period or until it terminates;

●	annual base salary (initially $104,000) which is subject to review and periodic increase by Fountain’s Board;

●	directors fees at the prevailing rates paid to all other directors if any such fees are paid;

●	annual incentive bonuses based on our consolidated net profits before taxes and before deductions for bonuses to officers (“Net Profits”), but not more than $125,000;

●	the right to participate in plans and benefits provided to other officers and employees; and

●	termination of the agreement upon Mr. Fountain’s death or permanent disability, or sooner pursuant to a written agreement between Fountain and him.

The original agreement provided for Mr. Fountain’s annual incentive bonus to be equal to 2.5% of our Net Profits for the year. During 2006, our Board modified that percentage such that, going forward, Mr. Fountain’s annual incentive bonus would be equal to 8.0% of our Net Profits Before Taxes. Under the agreement, Mr. Fountain may not engage in any business or activity competitive with Fountain’s or our business for a period of one year following any voluntary termination of his employment (including his retirement or disability).

Mr. Knight. Until he resigned during August 2008, R. David Knight was employed under an employment agreement with Fountain entered into during 2004. The agreement provided for:

●	automatic renewal at the end of each year for an additional one-year period or until the agreement was terminated;

●	annual base salary (initially $156,000) which was subject to review and periodic increase by Fountain’s Board;

●	annual “sales bonuses” and “operating profit bonuses;”

●	the right to participate in plans and benefits provided to other officers and employees; and

●

termination of the agreement upon Mr. Knight’s death or permanent disability, or sooner (1) by Mr. Knight upon 90 days written notice, (2) by Fountain without cause upon 30 days written notice, or (3) by Fountain at any time with cause.

The original agreement provided for Mr. Knight’s annual sales bonus to be equal to 0.9% of the amount by which our consolidated net sales exceeded $59 million, and for his annual operating profit bonus to be equal to 0.5% of our consolidated net earnings before interest and taxes. Early in Fiscal 2007, the formulae were modified such that, going forward, Mr. Knight’s annual sales bonus would be equal to 0.5% of our net sales in excess of $70 million and his annual operating bonus would be equal to 2.0% of our consolidated net earnings before interest and taxes. Mr. Knight’s agreement provided that, for various periods of up to 18 months following termination of his employment (including his retirement or disability), Mr. Knight may not engage in business or activity competitive with Fountain’s business within specified geographic areas. The agreement contained other provisions under which payments and benefits would be provided to Mr. Knight following a termination of his employment under various circumstances, including termination following a change in control of Fountain. Under the terms of the agreement, Mr. Knight was not entitled to any additional compensation in the event of his voluntary termination not in connection with a change in control.

Plan Based Awards

Stock Options. In previous years, options have been granted from time to time to certain of our executive officers to purchase shares of our common stock. Each of those options gave the officer to whom it was granted the right to buy shares of our common stock during a stated period of time at a fixed price per share equal to the market value of our stock on the date the option was granted. No new stock options have been granted since 2002, and no options were exercised during Fiscal 2008. On June 30, 2008, our Chief Executive Officer, Reginald M. Fountain, Jr., was our only executive officer who held an outstanding stock option, and, as noted below, Mr. Fountain’s option expired on August 4, 2008. On the date of this proxy statement we have no outstanding stock options. The following table contains information about the option held by Mr. Fountain on June 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Stock Options (Exercisable)	Number of Securities Underlying Unexercised Stock Options (Unexercisable)	Option Exercise Price	Option Expiration Date

Reginald M. Fountain, Jr.	450,000	-0-	$4.67	08/04/2008

Incentive Bonuses. Mr. Fountain’s and Mr. Knight’s employment agreements described above provide for a portion of their annual cash compensation to be in the form of incentive bonuses based on criteria described in those agreements. Mr. Fountain is entitled to receive an incentive bonus each year equal to 8.0% of our consolidated net profits before taxes and before deductions for bonuses to officers. Mr. Knight was entitled to receive (1) a sales bonus each year equal to 0.5% of our net sales in excess of $70 million, and (2) an operating bonus each year equal to 2.0% of our consolidated net earnings before interest and taxes. Based on those formulae, no bonuses were paid to Mr. Fountain or Mr. Knight for Fiscal 2008.

Potential Payments Upon Termination of Employment or a Change of Control

Mr. Fountain. The employment agreement with Mr. Fountain described above entitles him to certain payments if his employment terminates under various circumstances. If Mr. Fountain’s employment is terminated by Fountain without cause, he will receive his base salary until the end of the then current renewal term of his employment agreement. If his employment terminates as a result of his death or disability, Mr. Fountain (or his estate) will be entitled to receive a pro rata portion of the incentive bonus provided for under his employment agreement through his date of termination and his salary for the remainder of the week during which his employment terminates. Mr. Fountain’s employment agreement does not contain any provision for a payment resulting from a change in control of our company or Fountain.

The following table lists estimates of aggregate payments that would have been paid or provided to Mr. Fountain under his employment agreement if his employment had terminated under various circumstances on June 30, 2008 (the last day of Fiscal 2008).

Type of Termination Event and Description of Payment or Benefit	Payment to Mr. Fountain

Termination upon death or permanent disability	$10,000	(1)

Involuntary termination without cause	433,333

(1)	Reflects Mr. Fountain’s salary for the remainder of the week of June 30, 2008. Mr. Fountain or his estate also would have been entitled to receive a pro rata portion of any incentive bonus payable for Fiscal 2008 through the date he became disabled or died. However, no bonus was payable for Fiscal 2008.

Mr. Knight. Mr. Knight resigned from his position as our and Fountain’s President effective August 22, 2008. Under the terms of his employment agreement discussed above, a voluntary termination not involving a change in control of Fountain did not entitle Mr. Knight to additional compensation.

DIRECTOR COMPENSATION

Our directors currently do not receive any fees or other compensation for their services as directors, but they are reimbursed for travel and other out-of-pocket expenses in connection with their attendance at meetings of our and Fountain’s Boards of Directors. In prior years, stock options have been granted to our directors to purchase shares of our common stock, but none of our outside directors held any outstanding stock options during Fiscal 2008.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which our Corporate Governance Committee reviews and approves certain transactions, arrangements or relationships in which we or Fountain are a participant and in which any of our “related persons” has a material interest. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of our common stock, and members of the immediate family of one of those persons. The policy covers transactions, arrangements or relationships, or series of transactions, arrangements or relationships, that are required to be disclosed in our proxy statements under the rules of the Securities and

Exchange Commission. The policy provides that, in its review of transactions with related persons, the Committee should exercise independent judgment on an informed basis and in a manner that it considers to be in the best interest of the company and its shareholders.

Related Person Transactions During Fiscal 2007 and 2008

Reginald M. Fountain, Jr., our Chairman and Chief Executive Officer, owns a company that leases an airplane to Fountain for business purposes. During Fiscal 2007 and 2008, Fountain paid that company $297,785 and $312,330, respectively, in rentals based on actual hours of business use by Fountain. Fountain also rents apartments from a company owned by Mr. Fountain as temporary housing for consultants and new employees. During Fiscal 2007 and 2008, Fountain paid that company $3,576 and $4,985, respectively, in apartment rental fees. In addition, during Fiscal 2007, Fountain expensed $20,000 related to a race boat owned by Mr. Fountain as compensation for Fountain’s use of the boat over the course of five years for promotion and demonstration purposes.

Reginald M. Fountain III, Mr. Fountain’s son, is employed by Fountain as a mechanic and was paid $50,612 during Fiscal 2008.

Wyatt M. Fountain, who is also Mr. Fountain’s son, is employed as President of Fountain Dealers’ Factory Superstore, Inc., our wholly-owned retail subsidiary. For Fiscal 2008, his annual salary was $177,530. During 2007, he was a Regional Sales Manager for Fountain’s Southeast Region, and his aggregate compensation for Fiscal 2007 was $214,875 consisting solely of sales commissions paid on the same basis as commissions are paid to our other Regional Sales Managers.

Betty G. Smith, the spouse of our Chief Financial Officer, Irving J. Smith, is employed by Fountain as the Vice President of Administration. Her salary during Fiscal 2007 and 2008 was $77,750 and $78,000, respectively.

During Fiscal 2007, George M. Deichmann III, who served as our director until August 20, 2007, purchased a boat from Fountain for $296,314 which was the standard wholesale price for that boat model.

During Fiscal 2008, Craig F. Goess, our director, purchased a boat from Fountain for $270,000 which was the standard wholesale price for that boat model.

Each of the above transactions has been reviewed and approved pursuant to our related person transaction policy and procedure described above.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Principal Shareholders

The following table names the only person who we believe owned, beneficially or of record, 5% or more of our outstanding shares on the Record Date for the Annual Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Reginald M. Fountain, Jr. Post Office Drawer 457 Washington, N.C. 27889	2,250,472	51.60%

(1)	Percentages are calculated based on 4,361,184 total outstanding shares.

Directors and Executive Officers

The following table describes the beneficial ownership of our common stock on the Record Date for the Annual Meeting by our current directors, nominees for election as directors, and certain named executive officers, individually, and by all of our current directors and executive officers as a group.

Name of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class (2)

Reginald M. Fountain, Jr.	2,250,472	51.60%

Craig F. Goess	-0-	—

Guy L. Hecker, Jr.	-0-	—

David C. Miller	1,000	*

Anthony J. Romersa	-0-	—

Anthony A. Sarandes	5,000	*

Irving L. Smith	-0-	—

Mark L. Spencer	3,525	*

All current directors and executive officers as a group (9 people)	2,259,997	51.82%

(1)	Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. Individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Mr. Fountain — 10,000 shares and Mr. Miller — 1,000 shares; and all individuals in the group — 11,000 shares. We are not aware of any of the listed shares that have been pledged as security for loans.
(2)	Percentages are calculated based on 4,361,184 total outstanding shares. An asterisk (*) indicates less than 1.00%.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by Federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our common stock. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. During Fiscal 2008, two small sales of shares (totaling $684) by Irving L. Smith were inadvertently reported three days and one day, respectively, after the dates those reports were due.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

Our Audit Committee has selected Gregory & Associates, LLC to serve as our independent accountants for Fiscal 2009. The Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants and to approve their compensation and the terms of the engagement under which they provide services to us. Our shareholders are not required by our Bylaws or the law to ratify the Committee’s selection. However, we will submit a proposal to ratify the appointment of Gregory & Associates, LLC for Fiscal 2009 for voting by shareholders at the Annual Meeting as a matter of good corporate practice and as a way for shareholders to be heard in the selection process. If our shareholders do not ratify the Audit Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of Gregory & Associates, LLC. Even if our shareholders vote to ratify the Committee’s selection, during the year the Committee could choose to appoint different independent accountants at any time if it determines that a change would be in our best interests. Representatives of Gregory & Associates, LLC are not expected to attend the Annual Meeting.

Gregory & Associates, LLC was appointed by our Audit Committee to serve as our independent accountants on May 26, 2008, and has audited our Fiscal 2008 consolidated financial statements. It replaced Dixon Hughes PLLC, which audited our financial statements for Fiscal 2007, 2006 and 2005. Dixon Hughes PLLC’s audit reports on our consolidated financial statements as of and for the two fiscal years ended June 30, 2007 and 2006, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with Dixon Hughes PLLC’s audits of our consolidated financial statements for the two fiscal years ended June 30, 2007 and 2006, and through the date of the Audit Committee’s action dismissing Dixon Hughes PLLC on May 26, 2008, there were no disagreements with Dixon Hughes PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Dixon Hughes PLLC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

During our fiscal years ended June 30, 2007 and 2006, and through the date of the Audit Committee’s action dismissing Dixon Hughes PLLC, there were no events requiring disclosure pursuant to Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K, nor any consultations with Gregory & Associates, LLC of a type requiring disclosure pursuant to Item 304(a)(2) of Regulation S-K.

Our Board of Directors recommends that you vote “FOR” Proposal 2.

To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During Fiscal 2008

Under its current procedures, the Audit Committee specifically pre-approves all audit services and other services provided by our accountants. As our independent accountants for Fiscal 2008, Gregory & Associates, LLC provided various audit and other professional services for which we and Fountain were billed, or expect to be billed, for fees as further described below. Our Audit Committee considers whether the provision of non-audit services by our independent accounting firm is compatible with maintaining its independence. The Committee believes that the provision of non-audit services by Gregory & Associates, LLC does not affect its independence.

The following table lists the aggregate amounts of fees paid, or expected to be paid, to Gregory & Associates, LLC for audit services and other services for Fiscal 2008.

Type of Fees and Description of Services	Fiscal 2008

Audit Fees, including audits of our consolidated financial statements	$90,000

Audit-Related Fees, including an audit of our Section 401(k) plan	7,500

Tax Fees	-0-

All Other Fees	-0-

PROPOSALS FOR FISCAL 2010 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, that is intended to be presented for action at our Fiscal 2010 Annual Meeting must be received by our Corporate Secretary in writing at our address listed below no later than June 16, 2009, to be considered timely received for inclusion in the proxy statement and proxy card that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our common stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our Fiscal 2010 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by our Corporate Secretary at our address listed below no later than August 30, 2009, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

The notices described above should be mailed to:

Fountain Powerboat Industries, Inc. Corporate Secretary 1653 Whichard’s Beach Road PO Drawer 457 Washington, NC 27889

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file periodic reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission. You may review information that we file electronically with the SEC on the SEC’s Internet website at www.sec.gov or on Fountain’s Internet website at www.fountainpowerboats.com.

A copy of our Fiscal 2008 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, which is included in our Annual Report to Shareholders, accompanies this proxy statement. An additional copy will be provided without charge upon the written request of any shareholder entitled to vote at the Annual Meeting. Requests for copies should be directed to Irving L. Smith, Fountain Powerboat Industries, Inc., Post Office Drawer 457, Washington, North Carolina 27889 (Telephone 252-975-2000).

FOUNTAIN POWERBOAT INDUSTRIES, INC.

Post Office Drawer 457

1653 Whichard’s Beach Road

Washington, North Carolina 27889

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Irving L. Smith and Roger F. Scott (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes either or both of them to represent and vote as directed below all shares of the common stock of Fountain Powerboat Industries, Inc. (the “Company”) held of record by the undersigned on October 6, 2008, at the Annual Meeting of the Company’s Shareholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 1653 Whichard’s Beach Road, Washington, North Carolina, at 10:00 a.m. on Tuesday, November 18, 2008, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	ELECTION OF DIRECTORS: Election of seven directors for one-year terms.

	☐	FOR all nominees listed below (except as indicated otherwise on the line below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

	Nominees:	Reginald M. Fountain, Jr.; Craig F. Goess; Guy L. Hecker, Jr.; David C. Miller; Anthony J. Romersa; Anthony A. Sarandes; and Mark L. Spencer.

	Instruction:	To withhold authority to vote for any individual nominee, write the nominee’s name on the line below.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Gregory & Associates, LLC as the Company’s independent accountants for Fiscal 2009.

	☐ FOR	☐ AGAINST		☐ ABSTAIN

3.	OTHER BUSINESS: On any other matters properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated:	, 2008

Signature

Joint Signature (if shares are held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the

Annual Meeting, please send in your appointment of proxy whether or not you plan to attend.